UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2006
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     (a) Stewart Enterprises, Inc. (the “Company”) was notified on July 21, 2006, that as a result of a change in the service provider for the Stewart Enterprises Employees’ Retirement Trust and the Stewart Enterprises Puerto Rico Employees’ Retirement Trust (the “Plans”), there will be a blackout period beginning on August 24, 2006, and ending on or about September 15, 2006 (the “Blackout Period”), during which participants in the Plans will be temporarily unable to direct or diversify investments in their individual accounts, to obtain a loan, withdrawal or distribution from the Plans, or to change contribution rates. The Blackout Period also applies to transactions through the Stewart Enterprises Stock Fund that is invested in the Company’s Class A common stock.
     As a result of the foregoing, on July 24, 2006, the Company sent a notice to its directors, executive officers and principal accounting officer informing them of the Blackout Period and that they will be prohibited under the Sarbanes-Oxley Act of 2002 from engaging in certain transactions in equity securities of the Company during the Blackout Period.
     The notice was provided to the Company’s directors, executive officers and principal accounting officer pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
     A participant in either Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date, by contacting Brenda Gibbs at bkgibbs@stei.com, by mail at 1333 South Clearview Parkway, Jefferson, Louisiana 70121 or by telephone at 504-729-1442.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description

99.1	Notice sent to Directors, Executive Officers and Principal Accounting Officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
July 25, 2006	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Notice sent to Directors, Executive Officers and Principal Accounting Officer